Exhibit 10.2

AMENDMENT TO STOCK OPTION AWARD CERTIFICATES

This Amendment to Stock Option Award Certificates (the “Amendment”) is made by and between Lewis W. Dickey, Jr. (“Optionee”) and Cumulus Media Inc. (the “Company”) on September 29, 2015 (the “Amendment Effective Date”).
WHEREAS, on December 30, 2008, the Company issued to Optionee certain options (the “Options”) to purchase shares of its Class A common stock, par value $.01 per share, as set forth on Appendix A, pursuant to certain Stock Option Award Certificates under the Company’s 2008 Equity Incentive Plan (the “Award Certificates”);
WHEREAS, the Company and the Optionee wish to modify the terms of the Award Certificates in accordance with the terms hereof; and
WHEREAS, this Amendment, once executed by the Company and Optionee, shall be incorporated into the Award Certificates and shall have the same force and effect as if it were part of the original Award Certificates.
NOW THEREFORE, the Company and Optionee, in consideration of the mutual promises set forth herein and intending to be legally bound, hereby agree as follows:

1.	Amendment to Post-Employment Exercise Periods. Section 7(a) of the Award Certificates is amended to read in its entirety as follows:
“(a)    Termination other than upon Disability or Death or Termination for Cause. In the event of termination of your continuous service (other than as a result of your death or disability or a Termination for Cause), you shall have the right to exercise an Option at any time prior to the Expiration Date only to the extent you were entitled to exercise such Option at the date of your termination.”

2.	All capitalized terms used but not defined herein shall have the definition ascribed to such terms in the Award Certificates.

3.	Except as expressly amended by this Amendment, the Award Certificates shall remain in full force and effect in accordance with their terms.

4.
This Amendment may be executed in any number of counterparts (including by means of facsimile and electronically transmitted portable document format (pdf) signature pages), each of which shall be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Amendment as of the Amendment Effective Date.

OPTIONEE:
______________________________
Lewis W. Dickey, Jr.
COMPANY:
CUMULUS MEDIA INC.
By:    ________________________
Name:
Title:

Appendix A

Options

Date of Grant	Number of Options	Per Share Exercise Price	Expiration Date
December 30, 2008	67,896	$2.79	December 30, 2018
December 30, 2008	67,895	$2.92	December 30, 2018
December 30, 2008	67,895	$3.30	December 30, 2018